Exhibit 99.1

Alliance Entertainment Announces Closing of Public Offering

Plantation, FL – July 5, 2023 – Alliance Entertainment Holding Corporation (Nasdaq: AENT) (“Alliance Entertainment”, “Company”), a distributor and wholesaler of the world’s largest in stock selection of music, movies, video games, electronics, arcades, and collectibles, today announced the closing of a public offering of 1,335,000 shares of Alliance Entertainment’s Class A common stock at a price to the public of $3.00 per share for aggregate gross proceeds of approximately $4.0 million, prior to deducting underwriting discounts and offering expenses. The Company has granted the underwriter a 45-day option to purchase up to 200,250 additional shares of Class A common stock to cover over-allotments at the public offering price, less the underwriting discount.

The Company expects to use the net proceeds from this offering for working capital and general corporate purposes.

ThinkEquity acted as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-271219) relating to the securities was filed with the Securities and Exchange Commission (“SEC”) and became effective on June 29, 2023. This offering was made only by means of a prospectus. The final prospectus was filed with the SEC on June 30, 2023 and is available on the SEC’s website located at http://www.sec.gov or from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

About Alliance Entertainment

Alliance Entertainment is a premier distributor of music, movies, and consumer electronics. We offer over 425,000 unique in stock SKU’s, including over 57,300 exclusive compact discs, vinyl LP records, DVDs, Blu-rays, and video games. Complementing our vast media catalog, we also stock a full array of related accessories, toys and collectibles. With more than thirty-five years of distribution experience, Alliance Entertainment serves customers of every size, providing a robust suite of services to resellers and retailers worldwide. Our efficient processing and essential seller tools noticeably reduce the costs associated with administrating multiple vendor relationships, while helping omni-channel retailers expand their product selection and fulfillment goals. For more information, visit www.aent.com.

Forward Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether identified in this Press Release, and on the current expectations of Alliance’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Alliance. These forward-looking statements are subject to a number of risks and uncertainties, including risks relating to the anticipated growth rates and market opportunities; changes in applicable laws or regulations; the ability of Alliance to execute its business model, including market acceptance of its systems and related services; Alliance’s reliance on a concentration of suppliers for its products and services; increases in Alliance’s costs, disruption of supply, or shortage of products and materials; Alliance’s dependence on a concentration of customers, and failure to add new customers or expand sales to Alliance’s existing customers; increased Alliance inventory and risk of obsolescence; Alliance’s significant amount of indebtedness; Our ability to continue as a going concern absent access to sources of liquidity; risks and failure by Alliance to meet the covenant requirements of its revolving credit facility, including a fixed charge coverage ratio; risks that a breach of the revolving credit facility, including Alliance’s recent breach of the covenant requirements, could result in the lender declaring a default and that the full outstanding amount under the revolving credit facility could be immediately due in full, which would have severe adverse consequences for the Company; known or future litigation and regulatory enforcement risks, including the diversion of time and attention and the additional costs and demands on Alliance’s resources; Alliance’s business being adversely affected by increased inflation, higher interest rates and other adverse economic, business, and/or competitive factors; geopolitical risk and changes in applicable laws or regulations; risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations; substantial regulations, which are evolving, and unfavorable changes or failure by Alliance to comply with these regulations; product liability claims, which could harm Alliance’s financial condition and liquidity if Alliance is not able to successfully defend or insure against such claims; availability of additional capital to support business growth; and the inability of Alliance to develop and maintain effective internal controls.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

For investor inquiries, please contact:

MZ Group

Chris Tyson/Larry Holub

(949) 491-8235

AENT@mzgroup.us